Exhibit 99.1

MMMMMMMMMMMM . Admission Ticket MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., PST, on July 27, 2017. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/JAGX • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 9. For Against Abstain + 1. To approve the issuance of shares of Jaguar common stock and non voting common stock in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of March 31, 2017, by and among Jaguar Animal Health, Inc., Napo Acquisition Corporation, Napo Pharmaceuticals, Inc. and a representative of Napo Pharmaceuticals, Inc. (sometimes referred to as the merger agreement). A copy of the merger agreement has been included as Annex A to this joint proxy statement/prospectus. 2. To approve the issuance of Jaguar common stock upon conversion of the Convertible Promissory Notes, due December 30, 2019, issued or issuable by Napo to certain investors in the original principal amount of up to $12,500,000, as amended on March 31, 2017. 3. To approve the issuance of $3,000,000 of Jaguar common stock at a price equal to $0.925 per share to Invesco Asset Management Limited, or Invesco, pursuant to the Commitment Letter, dated February 21, 2017, between Jaguar and Invesco (sometimes referred to herein as the Invesco Commitment Letter). 4. To approve the issuance of Jaguar common stock upon conversion of the Convertible Promissory Note, due August 2, 2018, issued by Jaguar to an institutional investor in the original principal amount of $2,125,000. 5. To approve the amendment of the Jaguar 2014 Stock Incentive Plan (sometimes referred to herein as the 2014 Plan) to increase the number of shares of Jaguar common stock authorized for issuance under the 2014 Plan by 6,500,188 shares. 6. To approve Jaguar’s Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50 million shares to 300 million shares and change the Jaguar corporate name to “Jaguar Health, Inc.” A copy of Jaguar’s Third Amended and Restated Certificate of Incorporation is included as Annex B to the joint proxy statement/prospectus. 7. To approve Jaguar’s Third Amended and Restated Certificate of Incorporation to authorize a class of non-voting common stock. 8. To approve Jaguar’s Third Amended and Restated Certificate of Incorporation to require Nantucket’s prior written consent before the issuance of dividends to holders of Jaguar common stock and/or non-voting common stock for so long as Nantucket or its affiliates own any shares of Jaguar non-voting common stock. 9. To adjourn the special meeting if necessary or advisable to permit further solicitation of proxies in the event there are not sufficient votes in favor of the proposals set forth above. MMMMM C 1234567890 J N T 5 4 5 8 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 3 3 02MH3D MMMMMMMMM A Special Meeting Proxy Card1234 5678 9012 345 X IMPORTANT SPECIAL MEETING INFORMATION

. 2017 Special Meeting Admission Ticket 2017 Special Meeting of Jaguar Animal Health, Inc. Shareholders Thursday, July 27, 2017, 2:30 p.m. PST 201 Mission Street, Suite 2375 San Francisco, CA 94105 Upon arrival, please present this admission ticket and photo identification at the registration desk. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Proxy — Jaguar Animal Health, Inc. Notice of 2017 Special Meeting of Shareholders 201 Mission Street, Suite 2375, San Francisco, CA 94105 Proxy Solicited by Board of Directors for Special Meeting - (July 27, 2017) Lisa Conte and Karen Wright, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Jaguar Animal Health, Inc. to be held on July 27, 2017 or at any postponement or adjournment thereof. THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN, OR IF NO SUCH DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS PRESENTED IN THE PROXY STATEMENT. THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT AND YOUR COOPERATION WILL BE APPRECIATED. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Comments — Please print your comments below. Non-Voting Items Change of Address — Please print your new address below. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + C Authorized Signatures — This section must be comp B